UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Greenbacker Renewable Energy Company LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Greenbacker Renewable Energy Company LLC

11 East 44th Street, Suite 1200

New York, NY 10017

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE

HELD ON TUESDAY, MAY 26, 2020

The following Notice of Change of Location of Annual Meeting of Shareholders relates to and supplements the 2020 Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of Greenbacker Renewable Energy Company LLC (the “Company”), filed with the Securities and Exchange Commission on April 2, 2020, which was subsequently supplemented on April 17, 2020, and mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, May 26, 2020 at 9:00 a.m., Eastern Time.

On May 8, 2020, the Company issued the following press release related to a change to the location of the Annual Meeting. As described below, the Annual Meeting will now be held in a virtual-only meeting format. As there will not be a physical location, shareholders will not be able to vote their shares in person at the Annual Meeting. Shareholders will instead be able to vote their shares by submitting a proxy in advance of the Annual Meeting using one of the methods described in the proxy materials for the Annual Meeting, or by attending the Annual Meeting virtually following the instructions outlined in the Notice of Change of Location of Annual Meeting of Shareholders.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Greenbacker Renewable Energy Company LLC (the “Company”), dated April 2, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 26, 2020 at 9:00 a.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the shareholders of the Company on or about May 8, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 26, 2020

To the Shareholders of Greenbacker Renewable Energy Company LLC

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our management and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Shareholders has been changed to be held in a virtual meeting format only. There is no in-person meeting for you to attend. As previously announced, the Annual Meeting will be held on Tuesday, May 26, 2020 at 9:00 a.m. Eastern Time. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date.

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxypush.com/greenbacker prior to the deadline of May 22, 2020 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration.

The meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online access will open approximately at 8:45 a.m. Eastern Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive after completing your registration.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s Proxy Statement for the Annual Meeting and the Annual Report sent to Shareholders for the fiscal year ended December 31, 2019 are available at www.proxypush.com/greenbacker

Sincerely,

Greenbacker Renewable Energy Company LLC

Contacts:
Joseph Kuo/ Chris Clemens
Haven Tower Group
424.317.4851 | 424.317.4854
Mediarelations@greenbackercapital.com

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